Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 29, 2012 with respect to the financial statement of the Sprott Physical Platinum and Palladium Trust as at September 30, 2012, included in the Registration Statement (Form F-1) and related Prospectus of the Sprott Platinum and Palladium Trust (the “Trust”) dated November 30, 2012.

/s/ Ernst & Young LLP
Toronto, Canada	Chartered Accountants
November 30, 2012	Licensed Public Accountants